THIRD PARTY FEEDER FUND

                                   AGREEMENT

                                     AMONG

                                MERRIMAC SERIES,

                    STANDISH, AYER & WOOD MASTER PORTFOLIO,

                         INVESTORS BANK & TRUST COMPANY

                                      AND

                          STANDISH, AYER & WOOD, INC.

                                  dated as of

                                 June 24, 1998

                                   AGREEMENT
                                   ----------

     THIS AGREEMENT is made and entered into as of the 24th day of June,  1998,

by and among Merrimac  Series,  (the "Trust"),  a Delaware  business  trust, in respect of Merrimac  Short-Term  Asset Reserve  Series,  a series  thereof (the

"Fund"),  Standish,  Ayer & Wood Master  Portfolio (the "Portfolio  Trust"),  a

trust organized under the common law of the State of New York in respect of the

Standish Short-Term Asset Reserve Portfolio (the "Portfolio"), Standish, Ayer &

Wood, Inc. a Massachusetts  corporation (the  "Adviser"),  and Investors Bank &

Trust Company, a Massachusetts trust company ("Investors Bank") with respect to the proposed investment by the Fund in the Portfolio.

                                   WITNESSETH
                                   ----------

     WHEREAS,  the Trust and the Portfolio  Trust are each open-end  management investment  companies and the Fund and the Portfolio  have the same  investment objectives and substantively the same investment policies;

     WHEREAS, the Adviser currently serves as the investment adviser of the Portfolio;

     WHEREAS,  the Trust desires to invest all of the Fund's  investable assets in the Portfolio in exchange for a beneficial  interest in the  Portfolio  (the

"Investment") on the terms and conditions set forth in this Agreement;

WHEREAS, the Portfolio Trust is willing to accept the Investment; and

     NOW,  THEREFORE,  in consideration  of the foregoing,  the mutual promises herein  made and  other  good  and  valuable  consideration,  the  receipt  and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                       I

                                THE INVESTMENT
                                --------------

1.1   Agreement to Effect the Investment.  The Trust agrees to assign, transfer
      ----------------------------------
and deliver all of the Fund's investable assets (the "Assets") to the Portfolio

Trust at each Closing (as hereinafter  defined).  The Portfolio Trust agrees in exchange  therefor to issue to the Fund a beneficial  interest (the "Interest")

in the  Portfolio  equal in value to the net  value of the  Assets  of the Fund conveyed to the Portfolio on that date of Closing.

                                       II

                            CLOSING AND CLOSING DATE
                            ------------------------

     2.1   Time of Closing.  The conveyance of the Assets in exchange for the
           ---------------
Interest,  as described in Article I, together  with related acts  necessary to consummate  such  transactions,  shall  occur  initially  on the date the Trust commences  its  offering  of  shares  of the  Fund  to the  public  and at each subsequent  date as the  Trust  desires  to make a  further  Investment  in the

Portfolio (each, a "Closing").  Except as otherwise provided in Section 4.1(j),

all acts occurring at any Closing shall be deemed to occur simultaneously as of the determination of the Portfolio's net asset value on the date of Closing.


     2.2   Related Closing Matters.  On each date of Closing, the Trust, on
           -----------------------
behalf of the Fund,  shall authorize the Fund's custodian to deliver all of the

Assets held by such custodian to the Portfolio's custodian.  The Fund's and the

Portfolio's  custodians  shall  acknowledge,  in a form acceptable to the other party,  their respective  delivery and acceptance of the Assets.  The Portfolio shall deliver to the Trust  acceptable  evidence of the Fund's ownership of the

Interest. In addition,  each party shall deliver to each other party such bills of  sale,  checks,  assignments,  securities  instruments,  receipts  or  other documents as such other party or its counsel may  reasonably  request.  Each of the  representations and warranties set forth in Article III shall be deemed to have been made anew on each date of Closing.

     2.3   Rejection of Certain Assets.  The Portfolio Trust may refuse to
           ---------------------------
accept Assets other than in the form of cash if: (a)  acceptance of such Assets or the  issuance of an Interest in exchange  therefor at that time would result in a  violation  of any of the  Portfolio's  policies  or  restrictions  or any provision of the 1940 Act; (b) such Assets do not have a readily  ascertainable market value;  or (c)  acceptance of such Assets at that time would result,  in the absence of corrective  action by the Adviser or otherwise,  in any investor in the  Portfolio  failing to qualify as a regulated  investment  company under

Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code").

                                      III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     3.1     The Trust and Investors Bank.  The Trust and Investors Bank each
             ----------------------------
represents and warrants to the Portfolio Trust and the Adviser that:

             (a)   Organization.  The Trust is a business trust duly organized,
                   ------------
validly  existing and in good standing under the laws of the State of Delaware,

the Fund is a duly and validly  designated  series of the Trust,  and the Trust and the Fund have the requisite  power and authority to own their  property and conduct their  business as now being  conducted and as proposed to be conducted pursuant to this Agreement.

             (b)   Authorization of Agreement.  The execution and delivery of
                   --------------------------
this  Agreement  by  the  Trust  and  the   consummation  of  the  transactions

contemplated  hereby have been duly  authorized by all necessary  action on the part of the  Trust and no other  action  or  proceeding  is  necessary  for the execution and delivery of this Agreement by the Trust,  the  performance by the

Trust of its  obligations  hereunder and the  consummation  by the Trust of the transactions  contemplated  hereby.  This  Agreement has been duly executed and delivered by the Trust and constitutes a legal, valid and binding obligation of the Trust in respect of the Fund,  enforceable  against them in accordance with its terms.

             (c)     Authorization of Investment.  The Investment has been duly
                     ---------------------------
authorized by all necessary  action on the part of the Board of Trustees of the

Trust.

             (d)     No Bankruptcy Proceedings.  Neither the Trust nor the Fund
                     -------------------------
is under the  jurisdiction  of a court in a  proceeding  under  Title 11 of the

United States Code (the  "Bankruptcy  Code") or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

             (e)     Fund Assets.  The Fund's Assets will, at the initial
                     -----------
Closing, consist solely of cash.

             (f)     Taxable and Fiscal Year.  The taxable and fiscal year end
                     -----------------------
for the Fund is December 31.

             (g)    Auditors.  The Trust has appointed Ernst & Young LLP as the
                    --------
Fund's   independent   public  accountants  to  certify  the  Fund's  financial

statements in accordance with Section 32 of the Investment Company Act of 1940,

as amended (the "1940 Act").

             (h)     Registration Statement.  The Trust has reviewed the
                     ----------------------
Portfolio's  registration  statement on Form N-1A, as filed with the Securities and Exchange  Commission  ("SEC") and the Declaration of Trust of the Portfolio

Trust, and understands and agrees to the Portfolio  Trust's and the Portfolio's policies and methods of operations as described therein.

             (i)     Errors and Omissions Insurance Policy.  The Trust has in
                     -------------------------------------
force an errors and omissions  liability insurance policy insuring the Fund and other  entities  jointly  against loss up to $10 million in the  aggregate  for negligence or wrongful acts.

             (j)     SEC Filings.  The Trust has duly filed all forms, reports,
                     -----------
proxy statements and other documents (collectively, the "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"),  the

Securities   Exchange   Act  of  1934  (the  "1934   Act")  and  the  1940  Act

(collectively,  the "Securities  Laws") in connection with the  registration of its  shares,  any  meetings  of its  shareholders  and its  registration  as an investment  company.  The SEC  Filings  were  prepared in  accordance  with the requirements  of  the  Securities  Laws,  as  applicable,  and  the  rules  and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated  therein or  necessary  in order to make the  statements  therein,  in the  light of the circumstances under which they were made, not misleading.

             (k)     1940 Act, 1933 Act Registration and State Qualification.
                     -------------------------------------------------------
The Trust is duly registered as an open-end management investment company under the 1940 Act and the Fund's shares are  registered  with the SEC under the 1933

Act.  The  Fund  and  its  shares  are  qualified  in  any  states  where  such qualification  is  necessary  and such  qualifications  are in full  force  and effect.

    3.2     The Portfolio Trust and the Adviser.  The Portfolio Trust and the
            -----------------------------------
Adviser each represents and warrants to the Trust that:

            (a)     Organization.  The Portfolio Trust is a trust duly
                    -------------
organized  and validly  existing  under the common law of the State of New York and has the requisite power
and  authority  to own its  property  and  conduct  its  business  as now being conducted and as proposed to be conducted pursuant to this Agreement.

            (b)     Authorization of Agreement.  The execution and delivery of
                    --------------------------
this Agreement by the Portfolio Trust and the  consummation of the transactions contemplated  hereby have been duly  authorized by all necessary  action on the part of the  Portfolio  Trust by its Board of Trustees  and no other  action or proceeding is necessary for the execution and delivery of this Agreement by the

Portfolio  Trust,  the  performance by the Portfolio  Trust of its  obligations hereunder  and the  consummation  by the  Portfolio  Trust of the  transactions contemplated hereby. This Agreement has been duly executed and delivered by the

Portfolio  Trust and constitutes a legal,  valid and binding  obligation of the

Portfolio,  enforceable  against it in respect of the  Portfolio in  accordance with its terms.

          (c)     Authorization of Issuance of Interest.  The issuance by the
                  -------------------------------------
Portfolio  of the Interest in exchange  for the  Investment  by the Fund of its

Assets  has been duly  authorized  by all  necessary  action on the part of the

Board of Trustees of the Portfolio  Trust.  When issued in accordance  with the terms of this Agreement,  the Interest will be validly  issued,  fully paid and non-assessable by the Portfolio Trust.

          (d)     No Bankruptcy Proceedings.  The Portfolio Trust is not under
                  -------------------------
the  jurisdiction  of a court in a proceeding  under Title 11 of the Bankruptcy

Code or  similar  case  within  the  meaning  of  Section  368(a)(3)(A)  of the

Bankruptcy Code.

          (e)     Taxable and Fiscal Year.  The taxable and fiscal year end of
                  -----------------------
the Portfolio is December 31.

          (f)     Auditors.  The Portfolio has appointed Coopers & Lybrand LLP
                  --------
as the Portfolio's  independent  public  accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act.

          (g)    Errors and Omissions Insurance Policy.  The Portfolio Trust
                 -------------------------------------
has in force an errors and omissions  liability  insurance  policy insuring the

Portfolio  and other  entities  jointly  against  loss up to $10 million in the aggregate for negligence or wrongful acts.

          (h)  SEC Filings. The Portfolio Trust has duly filed all SEC Filings
               -----------
required to be filed with the SEC  pursuant to the 1934 Act and the 1940 Act in connection  with any  meetings  of its  investors  and its  registration  as an investment company. Beneficial interests in the Portfolio are not required to be registered under the 1933 Act because such interests are offered  solely in  private  placement  transactions  that do not  involve  any

"public  offering"  within the meaning of Section 4(2) of the 1933 Act. The SEC

Filings were prepared in accordance  with the  requirements  of the  Securities

Laws, as applicable,  and the rules and regulations of the SEC thereunder,  and do not contain  any untrue  statement  of a material  fact or omit to state any material fact  required to be stated  therein or necessary in order to make the statements  therein,  in the light of the  circumstances  under which they were made, not misleading.

            (i)  1940 Act Registration.  The Portfolio Trust is duly registered
                 ---------------------
as an  open-end  management  investment  company  under  the  1940 Act and such registration is in full force and effect.

            (j)  Tax Status.  The Portfolio is taxable as a partnership under
                 ----------
the Code.

     3.3     The Adviser.  The Adviser represents and warrants to the Trust and
             -----------
and Investors Bank that:

            (a)     Organization.  The Adviser is a corporation, duly
                    -------------
organized,  validly  existing  and in  good  standing  under  the  laws  of the

Commonwealth  of  Massachusetts  and has the  requisite  power and authority to conduct its business as now being conducted.

            (b)     Authorization of Agreement.  The execution and delivery of
                    --------------------------
this Agreement by the Adviser have been duly authorized by all necessary action on the part of the Adviser and no other action or  proceeding  is necessary for the execution and delivery of this Agreement by the Adviser. This Agreement has been duly executed and delivered by the Adviser and constitutes a legal,  valid and binding obligation of the Adviser.

            (c)     Advisers Act.  The Adviser is a registered investment
                    ------------
adviser under the  Investment  Advisers Act of 1940, as amended (the  "Advisers

Act").

     3.4     Investors Bank.  Investors Bank represents and warrants to the
             --------------
Portfolio Trust and the Adviser that:

            (a)      Organization.  Investors Bank is a limited purpose trust
                     ------------
company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts  and has the requisite power and authority to conduct its business as now being conducted.

            (b)      Authorization of Agreement.  The execution and delivery of
                     --------------------------
this  Agreement by Investors  Bank have been duly  authorized  by all necessary action  on the part of  Investors  Bank and no other  action or  proceeding  is necessary for the execution and delivery of this  Agreement by Investors  Bank.

This  Agreement  has been duly  executed and  delivered  by Investors  Bank and constitutes a legal, valid and binding obligation of Investors Bank.

                                       IV

                                    COVENANTS
                                    ---------

     4.1     The Trust.  The Trust covenants that:
             ---------

            (a)     Advance Review of Certain Documents.  The Trust will
                    -----------------------------------
furnish the Portfolio Trust and the Adviser, at least 10 business days prior to filing  or first  use,  as the case may be,  with  drafts  of its  registration statement on Form N-1A  (including  amendments)  and prospectus  supplements or amendments relating to the Fund. The Trust will furnish the Portfolio Trust and the Adviser with any proposed  advertising or sales literature  relating to the

Fund at least 2 business  days prior to filing or first use.  The Trust  agrees that it will include in all such Fund  documents  any  disclosures  that may be required by law,  and it will include in all such Fund  documents  any material comments  reasonably made by the Adviser or Portfolio  Trust. The Portfolio and

Adviser will,  however, in no way be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided by the Adviser or the

Portfolio  for the purpose of  inclusion  therein.  The Trust will not make any other written or oral  representation  about the Portfolio Trust, the Portfolio or the Adviser without their prior written consent.

            (b)     Tax Status.  The Fund will qualify for treatment as a
                    ----------
regulated  investment  company  under  Subchapter M of the Code for all periods during which this Agreement is in effect,  except to the extent a failure to so qualify may result from any action or omission of the Portfolio Trust.

            (c)     Investment Securities.  The Fund will own no investment
                    ---------------------
security  (as  defined  in  Section  3(a)(3)  of the 1940 Act)  other  than its

Interest in the Portfolio.

            (d)     Proxy Voting.  If requested to vote on matters pertaining
                    ------------
to the  Portfolio  Trust or the  Portfolio  (other  than a vote by the Trust to continue the operation of the Portfolio
upon the withdrawal of another  investor in the Portfolio),  the Trust will (i)

call a  meeting  of  shareholders  of the  Fund  for  the  purpose  of  seeking instructions  from  shareholders  regarding such matters,  (ii) vote the Fund's

Interest proportionally as instructed by Fund shareholders,  and (iii) vote the

Fund's Interest with respect to the shares held by Fund shareholders who do not give  voting  instructions  in the  same  proportion  as  the  shares  of  Fund shareholders  who do give  voting  instructions.  The Trust will hold each suc meeting  of  Fund  shareholders  in  accordance  with  a  timetable  reasonably established by the Portfolio Trust.

            (e)     Insurance.  The Trust shall at all times maintain errors
                    ---------
and omissions  liability insurance with respect to the Fund covering losses for negligence  and wrongful  acts in an amount not less than $10 million  provided that such  insurance  may be joint  with  other  entities  and the $10  million coverage amount may apply in the aggregate to all joint insureds.

            (f)     Auditors.  In the event the Fund's independent public
                    --------
accountants  differ from those of the Portfolio,  the Fund shall be responsible for any  costs  and  expenses  associated  with the  need  for the  Portfolio's independent public accountants to provide information to the Fund's independent public accountants.

            (g)     Compliance with Portfolio Trust.  The Trust will comply
                    -------------------------------
with all  provisions of the  Declaration  of the Trust of the  Portfolio  Trust

applicable to investors in the Portfolio Trust,  including  without  limitation the restrictions on transfer of Interests set forth therein.

            (h)      Taxable and Fiscal Year.  It will not change its taxable
                     -----------------------
or fiscal year from  December 31,  without the express  written  consent of the

Portfolio Trust.

            (i)      Principal Underwriter.  At all times it will retain a
                     ---------------------
principal underwriter (as defined in Section 2(a)(29) of the 1940 Act) which is either  registered  as a  broker-dealer  under the 1934 Act, as  amended,  or a person controlled by such a registered broker-dealer.

            (j)      Acceptance of Purchases and Redemptions and Purchase and
                     --------------------------------------------------------
                     Redemption of Interests.  The Trust will accept orders for
                     -----------------------
the purchase and  redemption of shares of the Fund only on such days and during such  times as the  Portfolio  Trust is  obligated  to  accept  orders  for the purchase and redemption of Interests in the  Portfolio;  and the Trust will not transmit to the  Portfolio  Trust after the net asset value of the Portfolio is determined  on a Closing Date any order to purchase or redeem  Interests in the

Portfolio for execution at the net asset value so determined except to reflect purchase and redemption orders accepted by i prior to the time the  Portfolio's  net  asset  value  was  determined  on that

Closing Date.

     4.2     The Portfolio Trust.  The Portfolio Trust covenants that:
             -------------------

            (a)     Advance Review of Certain Documents.  The Portfolio Trust
                     -----------------------------------
will furnish the Trust, at least 10 business days prior to filing or first use,

as the case may be,  with  drafts of its  registration  statement  on Form N-1A

(including  amendments).  The Portfolio Trust will not make any written or oral representation about the Trust without its prior written consent.

            (b)     Tax Status.  The Portfolio Trust will qualify to be taxable
                    ----------
as a partnership  under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify results from any action or omission of the Fund.

            (c)     Insurance.  The Portfolio Trust shall at all times maintain
                    ---------
errors and omissions  liability  insurance  covering  losses for negligence and wrongful  acts in an  amount  not less  than $10  million  provided  that  such insurance may be joint with other entities and the $10 million  coverage amount may apply in the aggregate to all joint insureds.

            (d)     Availability of Interests.  Conditional upon the Trust
                    -------------------------
complying with the terms of this  Agreement,  the Portfolio  Trust shall permit the Fund to make  additional  Investments in the Portfolio on each business day on which shares of the Fund are sold to the public; provided, however, that
                                                    -----------------
the  Portfolio  Trust  may  refuse  to  permit  the  Fund  to  make  additional

Investments  in the  Portfolio  (i) on any day on  which  the  Portfolio  Trust refuses to permit  all other  investors  in the  Portfolio  to make  additional

Investments in the Portfolio or (ii) in the event the Trustees of the Portfolio

Trust have reasonably determined that permitting additional  Investments by the

Fund in the Portfolio would  constitute a breach of their  fiduciary  duties to the Portfolio.

     4.3     Indemnification by the Adviser.
             ------------------------------

            (a) The Adviser will  indemnify and hold harmless  Investors  Bank,

the Trust, and their respective Trustees, directors, officers and employees and each other person who controls  Investors  Bank,  the Trust or the Fund, as the case may be,  within  the  meaning  of  Section  15 of the 1933  Act  (each,  a

"Merrimac  Covered  Person"  and  collectively,  "Merrimac  Covered  Persons"),

against any and all losses, claims, demands, damages,  liabilities and expenses

(each, a "Liability" and collectively,  the "Liabilities")  (including,  unless the Adviser elects to assume the
defense pursuant to paragraph (b), the reasonable  costs of  investigating  and defending  against  any  claims  therefor  and any  counsel  fees  incurred  in

connection  therewith),   joint  or  several,   whether  incurred  directly  or

indirectly by the Trust through the Trust's Investment in the Portfolio, which

                    (i) arise out of or are  based  upon any of the  Securities

Laws, any other statute or common law or are incurred in connection  with or as a result of any formal or informal  administrative  proceeding or investigation by a regulatory  agency,  insofar as such Liabilities arise out of or are based upon the  ground or alleged  ground  that any direct or  indirect  omission  or commission  by the  Portfolio  Trust  (either  during  the  course of its daily activities or in  connection  with the accuracy or its  representations  or its warranties in this Agreement) caused or continues to cause the Trust to violate any federal or state  securities  laws or regulations  or any other  applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such  Liabilities do not arise out of and are not based upon an omission or commission of the Fund, Trust or IBT;

                    (ii)  arise  out  of  or  are  based  upon  an   inaccurate

calculation  of the  Portfolio's  net asset value which is considered  material under  procedures  adopted  by the Board of  Trustees  of the  Portfolio  Trust

(whether by the Portfolio, the Adviser or any party retained for that purpose);

                    (iii)  arise  out  of (A)  any  alleged  misstatement  of a material  fact or an  omission  of a  material  fact in the  Portfolio  Trust's registration statement (including amendments thereto) or in disclosure included at  the  Adviser's  or  Portfolio  Trust's  request  in  advertising  or  sales literature  used by the Fund, or (B) any  misstatement of a material fact or an omission of a material fact in the registration statement of an investor in the

Portfolio, other than the Trust;

                    (iv) arise out of the Portfolio's having caused the Fund to fail to qualify as a regulated investment company under the Code;

                    (v)  result  from  the  failure  of any  representation  or warranty made by the Portfolio Trust or Adviser to be accurate when made or the failure of the  Portfolio  Trust or Adviser to perform any  covenant  contained herein or to otherwise comply with the terms of this Agreement;

                    (vi)  arise out of any  unlawful  or  negligent  act by the

Portfolio Trust,  the Adviser or any director,  trustee,  officer,  employee or agent of the Portfolio Trust or Adviser, whether such act was committed against the Portfolio, the Trust or any third party; or

                    (vii)  result from any  Liability  of the  Portfolio to any investor in the Portfolio (or  shareholder  thereof),  other than the Fund (and its shareholders);

                    provided, however, that in no case shall the Adviser be
                    -----------------
liable with respect to any claim made against any such Merrimac  Covered Person unless such Merrimac  Covered Person shall have notified the Adviser in writing of the nature of the claim  within a reasonable  time after the summons,  other

first  legal  process  or  formal  or  informal   initiation  of  a  regulatory

investigation  or  proceeding  shall have been  served  upon or  provided  to a

Merrimac Covered Person or any federal,  state or local tax deficiency has come to the attention of the Trust, or another Merrimac  Covered Person.  Failure to notify the Adviser of such claim shall not relieve it from any  liability  that it may have to any Merrimac  Covered  Person  otherwise  than on account of the indemnification contained in this paragraph.

            (b) The Adviser will be entitled to  participate at its own expense in the defense or, if it so elects,  to assume the defense of any suit  brought to  enforce  any such  liability,  but,  if the  Adviser  elects to assume  the defense,  such defense shall be conducted by counsel chosen by the Adviser.  In the event the Adviser  elects to assume the defense of any such suit and retain such  counsel,  each  Merrimac  Covered  Person  and  any  other  defendant  or defendants  in the suit may retain  additional  counsel but shall bear the fees and expenses of such  counsel  unless (A) the Adviser  shall have  specifically authorized  the  retaining  of such  counsel  or (B) the  parties  to such suit include any  Merrimac  Covered  Person and the Adviser,  and any such  Merrimac

Covered  Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Adviser,  in which case the

Adviser   shall  not  be   entitled   to  assume  the   defense  of  such  suit

notwithstanding  the  obligation to bear the fees and expenses of such counsel.

The Adviser  shall not be liable to indemnify any Merrimac  Covered  Person for any  settlement  of any such  claim  effected  without  the  Adviser's  written consent,  which  consent  shall not be  unreasonably  withheld or delayed.  The indemnities  set forth in  paragraph  (a) will be in addition to any  liability that the Portfolio might otherwise have to a Merrimac Covered Person.

     4.4     Indemnification by Investors Bank.
             ---------------------------------

            (a)  Investors  Bank will  indemnify and hold harmless the Adviser,

the Portfolio  Trust, and their respective  Trustees,  directors,  officers and employees and each other person who controls the Adviser,  the Portfolio  Trust or the  Portfolio,  as the case may be, within the meaning of Section 15 of the

1933 Act (each, a "Standish Covered Person" and collectively, "Standish Covered

Persons"),  against  any and all  Liabilities  (as  defined in Section  4.3(a))

(including,  any  amounts  the  Adviser is  obligated  to pay  pursuant  to its indemnification obligation under Section 4.3, and, unless Investors Bank elects to assume the defense  pursuant  to  paragraph  (b),  the  reasonable  costs of investigating  and defending  against any claims  therefor and any counsel fees incurred in connection therewith),  joint or several, whether incurred directly or indirectly by the Adviser, the Portfolio Trust, which

                    (i) arise out of or are  based  upon any of the  Securities

Laws, any other statute or common law or are incurred in connection  with or as a result of any formal or informal  administrative  proceeding or investigation by a regulatory  agency,  insofar as such Liabilities arise out of or are based upon the  ground or alleged  ground  that any direct or  indirect  omission  or commission by Investors  Bank,  the Trust or Fund (either  during the course of its daily activities or in connection with the accuracy or its  representations or its warranties in this Agreement) caused or continues to cause the Portfolio

Trust to violate any federal or state  securities  laws or  regulations  or any other applicable domestic or foreign law or regulations or common law duties or obligations,  but only to the extent that such  Liabilities do not arise out of and are not based upon an omission or commission of the Adviser,  the Portfolio

Trust or the Portfolio;

                    (ii)  arise  out  of  or  are  based  upon  an   inaccurate

calculation  of the  Portfolio's  net  asset  value  by  Investors  Bank or its affiliates as custodian or administrator of the Portfolio (which calculation is considered material under procedures approved by the Portfolio Trust's Board of

Trustees),  to the extent such  inaccurate  calculation is  attributable to the negligence of Investors Bank or its affiliates;

                    (iii) arise out of any alleged  misstatement  of a material fact or an omission of a material  fact in the Trust's  registration  statement

(including  amendments  thereto) or in disclosure  included in  advertising  or sales literature used by the Fund or the Trust's principal underwriter,  except to the extent such misstatement or omission was (a) also contained in the Portfolio Trust's registration statement (including amendments thereto)

and was included in the Trust's registration statement in conformity therewith;

or (b) in  disclosure  provided by the Adviser or the  Portfolio  Trust for the express purpose of its inclusion in the Trust's registration statement or sales literature;

                    (iv) arise out of the Fund's having caused the Portfolio to fail to qualify as a partnership under the Code;

                    (v)  result  from  the  failure  of any  representation  or warranty  made by the Trust or Investors  Bank to be accurate  when made or the failure of the Trust or Investors Bank to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                    (vi)  arise out of any  unlawful  or  negligent  act by the

Trust or Investors Bank or any director, trustee, officer, employee or agent of the  Trust or  Investors  Bank,  whether  such act was  committed  against  the

Portfolio Trust, the Portfolio, the Adviser or any third party; or

                    (vii)   arise  out  of  or  are  based  upon  any   alleged

misstatement or misrepresentation of a material fact (other than in the Trust's registration  statement  or sales  literature  used by the Fund) by, or alleged misleading  or  fraudulent  sales  practices of,  Investors  Bank,  the Trust's principal underwriter, or their respective representatives.

                    provided, however, that in no case shall Investors Bank be
                    -----------------
liable with respect to any claim made against any such Standish  Covered Person unless such  Standish  Covered  Person shall have  notified  Investors  Bank in writing of the nature of the claim within a reasonable  time after the summons,

other first  legal  process or formal or informal  initiation  of a  regulatory investigation  or  proceeding  shall have been  served  upon or  provided  to a

Standish Covered Person or any federal,  state or local tax deficiency has come to the attention of the Portfolio  Trust, or another  Standish  Covered Person.

Failure to notify  Investors  Bank of such claim  shall not relieve it from any liability  that it may have to any Standish  Covered  Person  otherwise than on account of the indemnification contained in this paragraph.

            (b)  Investors  Bank will be  entitled  to  participate  at its own expense in the defense  or, if it so elects,  to assume the defense of any suit brought to enforce any such liability,  but, if Investors Bank elects to assume the  defense,  such defense  shall be conducted by counsel  chosen by Investors

Bank. In the event Investors Bank elects to assume the defense of any such suit

and
retain such counsel,  each Standish  Covered Person and any other  defendant or defendants  in the suit may retain  additional  counsel but shall bear the fees and expenses of such counsel unless (A) Investors Bank shall have  specifically authorized  the  retaining  of such  counsel  or (B) the  parties  to such suit include any Standish  Covered Person and Investors  Bank, and any such Standish

Covered  Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to Investors  Bank,  in which case

Investors  Bank  shall not be  entitled  to  assume  the  defense  of such suit notwithstanding  the  obligation to bear the fees and expenses of such counsel.

Investors Bank shall not be liable to indemnify any Standish Covered Person for any  settlement of any such claim  effected  without  Investors Bank 's written consent,  which  consent  shall not be  unreasonably  withheld or delayed.  The indemnities  set forth in  paragraph  (a) will be in addition to any  liability that the Fund might otherwise have to a Standish Covered Person.

     4.5     In-Kind Redemption.
             ------------------

            (a) In the event the Trust  desires  to  withdraw  or redeem all or part of the Fund's  Interests in the Portfolio,  unless otherwise  agreed,  the

Portfolio  Trust may in its discretion  effect such redemption in whole or part in kind  provided  that to the extent any such  redemption is to be effected in kind: (a) it shall be in compliance with the Portfolio  Trust's  election under

Rule 18f-1 of the 1940 Act unless such  election  has been  revoked by order of the SEC or otherwise made  ineffective  by a published  position of specific or general  application of the SEC or the SEC staff;  and (b) it shall be effected in such a manner that the securities  delivered to the Fund's custodian for the account of the Fund shall mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption.

            (b) It is agreed that in the event of a  redemption  in-kind  which represents  either a complete or partial  withdrawal of the Fund's  Interest in the Portfolio,  the Portfolio  Trust need not deliver to the Trust's  custodian any portfolio securities the distribution of which to the Trust would result in the  recognition of taxable gain to any other  investor in the Portfolio  which had contributed such security to the Portfolio.

     4.6     Reasonable Actions.  Each party covenants that it will, subject to
             ------------------
the provisions of this  Agreement,  from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary,  proper or advisable in order to consummate  the  transactions  contemplated  by this  Agreement and to carry out its intent and purpose.

                                        V

                              CONDITIONS PRECEDENT
                              --------------------

     The obligations of each party to consummate the transactions  provided for herein  shall be subject  to (a)  performance  by the other  parties of all the obligations  to be performed by the other  parties  hereunder on or before each

Closing,  (b) all representations and warranties of the other parties contained in this  Agreement  being true and correct in all  material  respects as of the

date  hereof  and,  except  as  they  may  be  affected  by  the   transactions

contemplated by this Agreement, as of each date of Closing, with the same force and  effect  as if made on and as of the  time  of  such  Closing,  and (c) the following further conditions that shall be fulfilled on or before each Closing:

     5.1     Regulatory Status.  All necessary filings shall have been made
             -----------------

with the SEC and state securities authorities,  and no order or directive shall have been received  that any other or further  action is required to permit the parties to carry out the transactions contemplated hereby.

     5.2     Investment Objective/Restrictions.  The Fund shall have the same
             ---------------------------------
investment objective and substantively the same investment  restrictions as the

Portfolio.

                                       VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

     6.1     Notification of Certain Matters.  Each party will give prompt
             -------------------------------
notice to the other  parties of (a) the  occurrence  or  non-occurrence  of any event the occurrence or non-occurrence of which would be likely to cause either

(i) any  representation or warranty contained in this Agreement to be untrue or inaccurate, or (ii) any condition precedent set forth in Article V hereof to be unsatisfied  in any  material  respect at the time of any  Closing  and (b) any material  failure of a party or any  trustee,  director,  officer,  employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however that
                                                        -----------------
the  delivery  of any notice  pursuant  to this  Section 6.1 shall not limit or otherwise affect the remedies available,  hereunder or otherwise,  to the party receiving such notice.

     6.2     Access to Information.  The Portfolio Trust and the Trust shall
             ---------------------
afford each other  access at all  reasonable  times to such  party's  officers,

employees,  agents  and  offices  and to all its  relevant  books  and  records reasonably  necessary  to permit the other to  perform  this  Agreement  and to comply with applicable  legal  requirements  and shall furnish each other party with all  relevant  financial  and other  data and  information  as  reasonably requested; provided, however, that nothing contained herein shall obligate the
           -----------------
Trust to provide  the  Portfolio  Trust with access to the books and records of the Trust  relating to any series of the Trust other than the Fund, or obligate the  Portfolio  Trust to provide the Trust with access to the books and records of the Portfolio Trust relating to any series of the Portfolio Trust other than the Portfolio nor shall  anything  contained  herein  obligate  either party to furnish  the other with its  shareholder  list,  except as may be  required  to comply with applicable law or any provision of this Agreement.

     6.3     Confidentiality.  Each party agrees that it shall hold in strict
             ---------------
confidence  all data and  information  obtained from another party (unless such information is or becomes readily  ascertainable through no act or fault of the disclosing  party from public or published  information  or trade  sources) and shall ensure that its officers, employees and authorized representatives do not disclose such  information to others  without the prior written  consent of the party from whom it was  obtained,  except if disclosure is required by the SEC,

any other regulatory body or the Fund's or Portfolio's  respective auditors, or in the opinion of counsel  such  disclosure  is required by law,  and then only with as much prior written notice to the other party as is practical  under the circumstances.

     6.4     Public Announcements.  No party shall issue any press release or
             --------------------
otherwise  make any public  statements  with respect to the matters  covered by this  Agreement  without the prior consent of the other parties  hereto,  which consent shall not be unreasonably withheld; provided, however, that consent
                                            -----------------
shall not be  required  if, in the  opinion  of  counsel,  such  disclosure  is required by law, provided further however, that the party making such a
                 ----------------
disclosure  considered  legally required shall provide the other parties heret with as much prior written notice of such  disclosure as is practical under the circumstances.

                                       VII

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     7.1     Termination.
             -----------

            (a) This Agreement may be terminated by the mutual agreement of all parties.

            (b) This  Agreement  may be  terminated at any time by the Trust by withdrawing all of the Fund's Interest in the Portfolio.

            (c) This Agreement may be terminated by the Portfolio  Trust on not less than 120 days' prior written notice by the Portfolio Trust to the Trust.

            (d) This Agreement  shall terminate  automatically  with respect to the Adviser and Investors Bank upon the effective date of termination by either the Trust or the Portfolio Trust.

            (e) This Agreement may be terminated by any party  immediately upon notice to the others in the event that the  terminating  party's  continuing to act under the Agreement would be in contravention of applicable law.

            (f) This Agreement may be terminated at any time  immediately  upon written  notice to the other parties in the event that formal  proceedings  are instituted  against  another  party to this  Agreement  by the SEC or any other regulatory body,  provided that the terminating  party has a reasonable  belief that the institution of the proceeding is not without  foundation and will have a material adverse impact on the terminating policy.

            (g) The  indemnification  obligations  of the Adviser and Investors

Bank set forth in Article IV, Sections 4.4 and 4.5 respectively,  shall survive the termination of this Agreement.

     7.2     Amendment.  This Agreement may be amended, modified of
             ---------
supplemented  at any time in such  manner  as may be  mutually  agreed  upon in writing by the parties.

     7.3     Waiver.  At any time prior to any Closing, any party may (a)
             ------
extend the time for the  performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties  contained herein or in any document  delivered  pursuant hereto and

(c) waive compliance with any of the agreements or conditions contained herein.

                                      VIII

                                     DAMAGES
                                     -------

     8.1    The parties  agree that,  in the event of a breach of this

Agreement,  the remedy of money  damages  would not be adequate  and agree that injunctive relief would be the appropriate relief.

                                       IX

                               GENERAL PROVISIONS
                               ------------------

     9.1     Notices.  All notices and other communications given or made
             -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made when  actually  received in person or by fax, or three days after being sent by certified or registered United States mail,  return receipt  requested,

postage prepaid, addressed as follows:

If to the Trust:               Merrimac Series
                               200 Clarendon Street, MER91
                               Boston, Massachusetts 02116
                               Attn.:  Paul J. Jasinski, Treasurer
                               Fax Number:  617-587-4402

If to Investors Bank:          Investors Bank & Trust Company
                               200 Clarendon Street, ADM27
                               Boston, Massachusetts 02116
                               Attn.:  John Henry, General Counsel
                               Fax Number:  617-351-4282

If to the Adviser:             Standish, Ayer & Wood, Inc.
                               One Financial Center
                               Boston, MA 02111
                               Attn:  James E. Hollis, Director
                               Fax Number:  617-386-8080

If to the Portfolio Trust      Standish, Ayer & Wood Master Portfolio
                               Deloitte & Touche House
                               29 Earlsfort Terrace
                               Dublin 2, Ireland
                               Attn:  Raymond O'Neill, Vice President
                               Fax Number:  011-353-1-475-2240

Any party to this  Agreement  may change the  identity of the person to receive notice  by  providing  written  notice  thereof  to all  other  parties  to the

Agreement.

     9.2     Expenses, No Finders Fees, Etc..  All costs and expenses incurred
             ------------------------------
in connection  with this  Agreement and the  transactions  contemplated  hereby shall be paid by the party  incurring such costs and expenses.  No party hereto shall be liable to any other  party  hereto or to any party  with which a party hereto may have contracted, for any "finder's" fees, referral fees, or software licensing or similar  fees as a result of  execution  of this  Agreement or the transactions  contemplated  herein,  except as  otherwise  expressly  agreed in writing by the relevant parties.

     9.3     Headings.  The headings and captions contained in this Agreement
             --------
are for reference  purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.4     Severability.  If any term or other provision of this Agreement
             ------------
is  invalid,  illegal or  incapable  of being  enforced  by any rule of law, or public policy,  all other  conditions  and  provisions of this Agreement  shall nevertheless  remain in full force and effect so long as the  economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such  determination that any term or other provision is invalid,  illegal or incapable of being  enforced,  the parties hereto shall negotiate  in good faith to modify this  Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.5     Entire Agreement.  This Agreement and the agreements and other
             ----------------
documents delivered pursuant hereto set forth the entire understanding  between the parties  concerning the subject matter of this Agreement and incorporate or supersede all prior  negotiations and  understandings.  There are no covenants,

promises,  agreements,  conditions or  understandings,  either oral or written,

between them relating to the subject matter of this Agreement  other than those set forth herein.  No  representation or warranty has been made by or on behalf of any party to this Agreement (or any officer, director,  trustee, employee or agent  thereof)  to induce any other party to enter into this  Agreement  or to abide by or  consummate  any  transactions  contemplated  by any  terms of this

Agreement, except representations and warranties expressly set forth herein.

     9.6     Successors and Assignments. Each and all of the provisions of this
             --------------------------
Agreement  shall be binding upon and inure to the benefit of the parties hereto and,  except  as  otherwise  specifically  provided  in this  Agreement,  their respective  successors and assigns.  Notwithstanding  the  foregoing,  no party shall  make any  assignment  of this  Agreement  or any  rights or  obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

     9.7     Governing Law.  This Agreement shall be governed by and
             -------------
construed in  accordance  with the laws of the  Commonwealth  of  Massachusetts without  giving  effect to the  choice of law or  conflicts  of law  provisions thereof.

     9.8     Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts,  all of which shall constitute one and the same  instrument,  and

any  party  hereto  may  execute   this   Agreement  by  signing  one  or  more

counterparts.

     9.9     Third Parties.  Nothing herein expressed or implied is intended or
                    -------------
shall be  construed  to confer upon or give any person,  other than the parties hereto and their  successors  or assigns,  any rights or  remedies  under or by reason of this Agreement.

     9.10    Interpretation.  Any uncertainty or ambiguity existing herein
             --------------
shall  not  presumptively  be  interpreted  against  any  party,  but  shall be interpreted  according to the  application of the rules of  interpretation  for arm's length agreements.

     9.11    Limitation of Liability.  The parties hereby acknowledge that
             -----------------------
the Trust and the Portfolio  Trust have entered into this  Agreement  solely on behalf of the Fund and the Portfolio,  respectively and that no other series of the Trust or the  Portfolio  Trust,  nor any of the  Trust's  or the  Portfolio

Trust's  Trustees,  Officers  or  Shareholders,  individually,  shall  have any obligation hereunder with respect to any liability arising hereunder.

     IN WITNESS WHEREOF,  the parties have caused this Agreement to be executed by their respective officers,  thereunto duly authorized,  as of the date first written above.

                                            MERRIMAC SERIES
                                            on behalf of itself and the
                                            MERRIMAC SHORT-TERM ASSET
                                            RESERVE SERIES,
                                            a series thereof

                                            By /s/Paul J. Jasinski
                                                  -------------------
                                                  Name:  Paul J. Jasinski
                                                  Title:   Treasurer


                                            STANDISH, AYER & WOOD MASTER
                                            PORTFOLIO on behalf of itself and
                                            the STANDISH SHORT TERM ASSET
                                            RESERVE PORTFOLIO, a series thereof


                                            By /s/Raymond O'Neill
                                                  ------------------
                                                  Name: Raymond O'Neill
                                                  Title:   Vice President


                                            STANDISH, AYER & WOOD, INC.


                                            By /s/Richard S. Wood
                                                  ---------------
                                                  Name:
                                                  Title:


                                            INVESTORS BANK & TRUST
                                            COMPANY


                                            By /s/Kevin J. Sheehan
                                                  ----------------
                                                  Name:  Kevin J. Sheehan
                                                  Title:    President